EXHIBIT 3

                      AMENDMENT NO. 1 TO EXCHANGE AGREEMENT



                  AMENDMENT NO. 1 TO EXCHANGE AGREEMENT, dated as of July 1, 2003 (the "Amendment"), by and between TXU Corp., a Texas corporation (the "Company"), TXU Energy Company LLC ("TXU Energy"), a Delaware limited liability company and a wholly-owned subsidiary of the Company and each of the entities listed on Schedule A attached hereto (each, a "Purchaser" and collectively, the "Purchasers").

                  WHEREAS, on November 22, 2002, the Company and TXU Energy sold to UXT Holdings LLC and UXT Intermediary LLC (together, the "Initial Purchasers"), and the Initial Purchasers purchased from the Company and TXU Energy, $750 million principal amount of TXU Energy's 9% Exchangeable Subordinated Notes due 2012 (the "Notes");

                  WHEREAS, on December 19, 2002, the Initial Purchasers, with the consent of the Company and TXU Energy, transferred an aggregate of $250 million principal amount of the Notes to the Purchasers other than the Initial Purchasers;

                  WHEREAS, the Purchasers hold, in the aggregate, all of the outstanding Notes;

                  WHEREAS, pursuant to Section 2.04 of the Notes, TXU Energy has the right under certain circumstances to require the Purchasers to exchange their Notes for a preferred equity interest in the Company ("Class B Preferred Membership Interests") having substantially identical economic and other terms as the Notes and otherwise in form and substance satisfactory to the Purchasers (the "Exchange Right"); and

                  WHEREAS, TXU Energy desires to exercise its Exchange Right, and in connection therewith, the Company, TXU Energy and the Purchasers agree to amend the Agreement as set forth in this Amendment.

                  NOW, THERETOFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

           1.     Amended Definitions. The following definitions contained in
Section 1 of the Agreement are amended in their entirety to read as follows:

                  "Conversion Principal Amount" means, at a specified date, an amount of the Current Invested Principal Amount set forth in an Exchange Notice that represents the aggregate unpaid liquidation value of the Class B Preferred Membership Interests that a Purchaser is requesting to be converted into Common Stock pursuant to such Exchange Notice.

                  "Invested Principal Amount" means $750,000,000, excluding any dividends added to the Invested Principal Amount pursuant to Section 2.01(a) of the Class B Preferred

Membership Interest Certificates representing the Class B Preferred Membership Interests exchanged.

                  "Majority in Interest" means, at any time, a majority of the unpaid liquidation value of the Class B Preferred Membership Interests outstanding at such time.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 22, 2002, among the Company, UXT Holdings LLC and UXT Intermediary LLC, as amended by Amendment No. 1 to Registration Rights Agreement, dated as of December 19, 2002 and as further amended by Amendment No. 2 to Registration Rights Agreement, dated as of the date hereof, and as the same may be further amended from time to time in accordance with the terms thereof.

                  "Termination Date" means the earlier to occur of (i) the later of (A) the tenth anniversary of November 22, 2002 and (B) the date no unpaid liquidation value of the Class B Preferred Membership Interests remain outstanding and (ii) the date on which the DLJ Entities or their Permitted Transferees own Class B Preferred Membership Interests and Common Stock aggregating less than thirty percent (30%) of the Invested Principal Amount (determined, in the case of Common Stock, on the basis of the Class B Preferred Membership Interest Exercise Price at the date the Exchange Rights are exercised with respect to such Common Stock).

           2. Added Definitions. The following definitions shall be added in their entirety to Section 1 of the Agreement:

                  "Class B Preferred Membership Interests" shall have the meaning set forth in the LLC Agreement.

                  "Class B Preferred Membership Interest Certificate(s)" shall have the meaning set forth in the LLC Agreement.

                  "LLC Agreement" means the Company's Second Amended and Restated Limited Liability Company Agreement dated as of July 1, 2003, as the same may be amended from time to time in accordance with the terms thereof.

           3. Replaced Definitions. The definition of "Purchaser" and "Purchasers" in the Preamble of the Agreement shall be replaced by the definition of "Purchaser" and "Purchasers" contained herein.

           4. Amended Sections. (i) Section 2(a) shall be amended by replacing in all instances (1) the term "Notes" with the term "Class B Preferred Membership Interests," and (2) the term "Note Exercise Price" with the term "Class B Preferred Membership Interest Exercise Price."

                  (ii) The heading of Section 2, the heading of Section 2(d), Sections 2(b), 2(e), 4(f), 5(a), 7(a), 8, 10(a), 10(b), 10(d)(i) and 10(d)(ii)
shall be amended by replacing in all instances the term "Notes" with the term "Class B Preferred Membership Interests."


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


                  (iii) Section 2(c)(ii) shall be amended in its entirety to read as follows: the unpaid liquidation value of the Class B Preferred Membership Interests to be exchanged expressed as a Conversion Principal Amount.

                  (iv) Section 2(d)(i), 4(a), 4(b), 4(e) and 4(h) shall be amended by replacing in all instances the term "Note Exercise Price" with the term "Class B Preferred Membership Interest Exercise Price."

                  (v) Section 2(d)(ii) shall be amended in its entirety to read as follows: Any accrued and unpaid dividends (including accrued and unpaid dividends added to the Invested Principal Amount pursuant to Section 2.01(a) of the Class B Preferred Membership Interest Certificates) in respect of any Class B Preferred Membership Interests to be exchanged into shares of Common Stock pursuant to an Exchange Notice shall be paid in cash at the time such Class B Preferred Membership Interests are exchanged.

                  (vi) Section 2(f)(i)(B) shall be amended in its entirety to read as follows: an amount in cash equal to any accrued and unpaid dividends (including accrued and unpaid dividends added to the Invested Principal Amount pursuant to Section 2.01(a) of the Class B Preferred Membership Interest Certificates) in respect of the Class B Preferred Membership Interests exchanged into Common Stock pursuant to the Exchange Notice delivered to the Company under
Section 2(d) above.

                  (vii) Section 2(f)(ii) shall be amended in its entirety to read as follows: At the Closing or any Subsequent Closing, as the case may be, each applicable Purchaser shall deliver to the Company such number of Class B Preferred Membership Interest Certificates owned by such Purchaser with an aggregate unpaid liquidation value equal to the Conversion Principal Amount as set forth in the Exchange Notice to which the Closing or such Subsequent Closing relates, together with an instrument of transfer reasonably satisfactory to the Company duly executed by such Purchaser.

                  (viii) Section 3(b)(i) shall be amended in its entirety to read as follows: Each Initial Purchaser is a corporation, limited liability company or partnership, as the case may be, duly organized and validly existing under the laws of its jurisdiction of incorporation. Each Purchaser (other than the Initial Purchasers) is duly organized and validly existing under the laws of its jurisdiction of organization.

                  (ix) Section 10(c)(i) shall be amended in its entirety to read as follows:

                       (i) If to any Initial Purchaser, at

                           UXT Holdings LLC
                           Eleven Madison Avenue
                           New York, NY 10010-3629
                           Attention: Ivy Dodes
                           Facsimile: 212-325-8256

                           with a copy to:


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


                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, NY 10022
                           Attention: Stephen Besen
                                      Mark Roppel
                           Facsimile: 212-848-7179

                           If to any Holder (other than the Initial Purchasers) at the address provided to the Company by such Holder

           5. Other Amendments. All references to "Agreement" in the Agreement shall, from and after the date hereof, be deemed to refer to the Agreement as amended by this Amendment.

           6. Provisions of Agreement Not Otherwise Modified. Except as specifically amended by this Amendment, the Agreement is hereby ratified, approved and confirmed and remains in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                         TXU CORP.



                                         By:   /s/  Kirk R. Oliver
                                            -----------------------------------
                                            Name:   Kirk R. Oliver
                                            Title:  Treasurer



                                         TXU ENERGY COMPANY LLC



                                         By:   /s/  Kirk R. Oliver
                                            -----------------------------------
                                            Name:   Kirk R. Oliver
                                            Title:  Treasurer



                                         UXT HOLDINGS LLC



                                         By: DLJ Merchant Banking III, Inc.,
                                         as Managing Member



                                         By:   /s/  Michael S. Isikow
                                            -----------------------------------
                                            Name:    Michael S. Isikow
                                            Title:   Principal



                                         UXT INTERMEDIARY LLC



                                         By: UXT AIV, L.P., its Managing Member



                                         By: DLJ Merchant Banking III, Inc.,
                                         as Managing General Partner



                                         By:   /s/  Michael S. Isikow
                                            -----------------------------------
                                            Name:   Michael S. Isikow
                                            Title:  Principal

                                         BENJAMIN MOORE PENSION


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory

                                         THE BUFFALO NEWS OFFICE PENSION PLAN


                                         By:   /s/ Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory


                                         THE BUFFALO NEWS EDITORIAL PENSION
                                         PLAN


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory


                                         CORNHUSKER CASUALTY COMPANY


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory


                                         FLIGHTSAFETY INTERNATIONAL INC.
                                         RETIREMENT INCOME PLAN


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory

                                         FRUIT OF THE LOOM PENSION TRUST


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory


                                         GEICO CORPORATION PENSION PLAN
                                         TRUST


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory


                                         GOVERNMENT EMPLOYEES INSURANCE
                                         COMPANY


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory


                                         JOHNS MANVILLE CORPORATION MASTER
                                         PENSION TRUST


                                         By:   /s/ Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory


                                         JUSTIN BRANDS, INC. UNION PENSION PLAN
                                         AND JUSTIN BRANDS, INC. PENSION PLAN &
                                         TRUST


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory

                                         ACME BRICK COMPANY PENSION TRUST


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:   Mark D. Millard
                                            Title:  Authorized Signatory


                                         SCOTT FETZER COMPANY COLLECTIVE
                                         INVESTMENT TRUST


                                         By:   /s/  Mark D. Millard
                                            -----------------------------------
                                            Name:    Mark D. Millard
                                            Title:   Authorized Signatory

                                                                      Schedule A

                                List of Entities
                                ----------------


UXT Intermediary LLC

UXT Holdings LLC

Benjamin Moore Pension

Buffalo News Office Pension Plan

Buffalo News Editorial Pension Plan

Cornhusker Casualty Company

FlightSafety International Inc. Retirement Income Plan

Fruit of the Loom Pension Trust

GEICO Corporation Pension Plan Trust

Government Employees Insurance Company

Johns Manville Corporation Master Pension Trust

Justin Brands, Inc. Union Pension Plan and Justin Brands, Inc. Pension Plan and
  Trust

Acme Brick Company Pension Trust

Scott Fetzer Company Collective Investment Trust


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